Exhibit 99.1

CONTACT:	Alisa Rosenberg (914) 640-5214
FOR IMMEDIATE RELEASE
October 26, 2005

STARWOOD REPORTS THIRD QUARTER 2005 RESULTS
WHITE PLAINS, NY, October 26, 2005 — Starwood Hotels & Resorts
Worldwide, Inc. (NYSE: HOT):
Third Quarter 2005 Highlights:
•	EPS from continuing operations for the third quarter of 2005 was $0.18, compared to $0.49 in the third quarter of 2004. Excluding special items which primarily relate to tax expense on the adoption of a plan to repatriate foreign earnings in accordance with the American Jobs Creation Act of 2004 and additional tax expense related to the 1998 disposition of ITT World Directories, EPS from continuing operations was $0.58 for the third quarter of 2005 compared to $0.40 for the third quarter of 2004.

•	REVPAR at Same-Store Owned Hotels in North America and worldwide increased 13.2% and 11.9%, respectively, when compared to the third quarter of 2004. ADR increased 10.1% and 8.5% in North America and worldwide, respectively.

•	Margins at Starwood branded Same-Store Owned Hotels in North America improved approximately 280 basis points when compared to the third quarter of 2004.

•	Globally, REVPAR for Same-Store Owned Hotels grew for W Hotels (24.5%), followed by St. Regis/Luxury Collection (11.2%), Westin (10.3%), and Sheraton (10.3%), with each of these brands experiencing both ADR and occupancy gains.

•	Third-party management and franchise fees in the quarter increased 11.4% when compared to 2004.

•	Vacation ownership and residential revenues, which exclude gains on sales of notes receivable, increased 33.1%. Excluding the fractional sales at the St. Regis Aspen and residential sales at the St. Regis in San

Francisco, contract sales at vacation ownership properties were up 14.4% when compared to 2004.

•	Net income for the third quarter of 2005 was $39 million, compared to net income of $107 million in the third quarter of 2004. Excluding special items, income from continuing operations was $131 million in the third quarter of 2005 compared to $85 million in the same period of 2004.

•	Total Company Adjusted EBITDA, including the impact of Hurricanes Dennis, Katrina and Rita, increased 19.2% to $347 million when compared to $291 million in 2004. The Company’s two owned hotels and one joint venture hotel in New Orleans and its owned hotel in Key West were negatively impacted by Hurricanes Dennis, Katrina and Rita. In addition to the loss of business from these storms, $4 million of insurance deductible expenses and cleanup and associate relocation costs are reflected in these results.

•	According to Smith Travel Research system-wide market share in North America increased 50 basis points when compared to 2004.
Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the third quarter of 2005 of $0.18 compared to $0.49 in the third quarter of 2004. Excluding special items of $91 million, which primarily relate to tax expense on the adoption of a plan to repatriate foreign earnings in accordance with the American Jobs Creation Act of 2004 and additional tax expense related to the 1998 disposition of ITT World Directories, EPS from continuing operations was $0.58 for the third quarter of 2005 compared to $0.40 in the third quarter of 2004. Income from continuing operations was $40 million in the third quarter of 2005 compared to $105 million in 2004. Excluding special items, income from continuing operations was $131 million for the third quarter of 2005 compared to $85 million in 2004. Net income (after discontinued operations) was $39 million and EPS was $0.17 in the third quarter of 2005 compared to $107 million and EPS of $0.50 in the third quarter of 2004. The effective tax rate for the third quarter of 2005, including the two special tax items discussed above, was 72.3%.
Steven J. Heyer, CEO, said “Our Third Quarter performance was outstanding. Our operators remain committed to industry leading top line growth, while at the same time driving industry leading margin expansion through productivity initiatives. We remain focused on developing differentiated brand specific service excellence and emotional content. With strong brands comes significant opportunity to expand our footprint — particularly given that our brands are currently underrepresented versus our competitive set.
At the same time, we are working hard to unlock the inherent value of our owned real estate portfolio through aggressive portfolio management. We believe there will always be an important role for real estate if that real estate has significant upside development potential via timeshare, residential or repositioning.

Assets that do not fit our strategic criteria will be marketed for sale and we are in various stages of discussions with numerous interested parties. We expect that between today and twelve months from now we will likely enter into agreements for the sale of $2 – $4 billion of assets. In most cases we expect to retain long term management or franchise contracts, maintaining our footprint while unlocking value for reinvestment in the business and for share repurchase — a core strategic principle.
Our core lodging businesses remain strong. The time is right to harvest previously unrecognized assets, build on our innovative culture, build world class brands, drive related growth and secure our position as the premier owned, management and franchise hotel and resort company.”
Operating Results:
Third Quarter Ended September 30, 2005
Cash flow from operations was $588 million compared to $195 million in 2004. Total Company Adjusted EBITDA was $347 million compared to $291 million in 2004.
Owned, Leased and Consolidated Joint Venture Hotels
REVPAR for Same-Store Owned Hotels in North America and worldwide increased 13.2% and 11.9%, respectively, when compared to 2004. REVPAR at Same-Store Owned Hotels in North America increased 24.5% at W, 21.6% at St. Regis/Luxury Collection, 10.8% at Sheraton, and 10.5% at Westin. REVPAR growth was particularly strong at the Company’s owned hotels in New York, Seattle, Chicago, Los Angeles, Maui, Toronto, San Diego, San Francisco, and Atlanta. Revenue from transient travel was up 17.4% in North America when compared to 2004. Internationally, Same-Store Owned Hotel REVPAR increased 8.4%, with Latin America up 18.2% (REVPAR in owned hotels in Argentina, Brazil, Peru and resort areas in Mexico was particularly strong), Europe up 6.9%, and Asia Pacific up 5.6%. Excluding the favorable effects of foreign exchange, REVPAR increased 6.4% internationally.
Total revenues at Same-Store Owned Hotels worldwide increased 10.3% to $848 million when compared to $769 million in 2004 while costs and expenses at the hotels increased 7.0% to $624 million in 2005 compared to $583 million in 2004. Total revenues at Same-Store Owned Hotels in North America increased 10.9% to $613 million in 2005 when compared to $553 million in 2004 while costs and expenses at these hotels increased 7.4% to $454 million when compared to $423 million in 2004.

System-wide REVPAR; Management/Franchise Fees
System-wide (owned, managed and franchised) REVPAR for Same-Store Hotels in North America increased 11.7%; W Hotels 23.8%, St. Regis/Luxury Collection 18.2%, Sheraton 11.5%, Four Points by Sheraton 10.7%, and Westin 9.3%. For the twelfth quarter in a row, total Company market share in North America increased for the Company’s owned and managed hotels as well as for system-wide hotels. Total third-party management and franchise fees were $91 million, up $9 million, or 11.4%, from last year.
Distribution
Starwood’s central distribution systems gross bookings during the third quarter of 2005 increased approximately 7.7% when compared to 2004. Gross online bookings through proprietary branded websites increased 19.8% as compared to 2004, with gross dollar bookings from the proprietary branded sites increasing 32.3%. Gross online dollar bookings represented approximately 11.6% of the overall gross dollar bookings, with 76.1% of that coming from our proprietary branded websites, as compared to 10.3% of overall gross dollar bookings, with 73.3% of that from proprietary branded websites in 2004.
Vacation Ownership and Residential
Vacation ownership and residential revenue, which excludes gains on sales of notes receivable (there were no sales of notes receivable in the third quarter of 2005), was up $58 million, or 33.1% to $233 million when compared to 2004 primarily due to residential sales at the St. Regis Museum Tower in San Francisco. Vacation ownership sales increased at our resorts in Orlando, Scottsdale and Maui and decreased at our resort in Rancho Mirage, California, where substantially all of the available inventory has been sold. Contract sales, excluding fractional sales at the St. Regis Aspen and residential sales at the St. Regis in San Francisco, were up 14.4% when compared to 2004. The average price per timeshare unit sold increased approximately 7.7% to $21,595, and the number of contracts signed increased approximately 6.2% when compared to 2004.
In the third quarter of 2005, the Company continued selling condominiums at the St. Regis Museum Tower which is in the final stages of construction in San Francisco, and recognized revenues of approximately $57 million. This mixed-use project (hotel and residential) received a temporary certificate of occupancy earlier this month, and is expected to open in early November.
In addition to its robust pipeline of existing vacation ownership inventory, the Company continues to evaluate its existing owned real estate for potential conversion to vacation ownership, fractional, or residential projects. For example, the Company is converting two floors of the St. Regis hotel in New York into fractional units and has partially demolished the Sheraton in Cancun, Mexico where it will build a timeshare development that is expected to have up to 73 units upon completion of the first phase. The Company is also working with its business partners to develop similar conversion opportunities at managed hotels.
Currently, the Company is working on new phases at the Westin Ka’anapali Ocean Resort Villas in Maui, Hawaii, the Westin Kierland Villas in Scottsdale, Arizona, the Sheraton Broadway Plantation in Myrtle Beach, South Carolina, and the Sheraton Vistana Villages in Orlando, Florida.
In addition to the expansion at the existing properties above, Starwood Vacation Ownership is in the predevelopment phase of several new vacation ownership resorts including one in Princeville on the island of Kauai, Hawaii. The Company is also working on a third St. Regis-branded fractional resort in Punta Mita, Mexico.
As mentioned earlier, the Company did not sell any notes receivable and thereby did not recognize any gains during the third quarter of 2005 compared to gains of $3 million in the same period of 2004.
Brand Development/Unit Growth
During the third quarter, the Company signed 17 hotel management and franchise contracts (representing approximately 4,000 rooms) including the Westin Paris (Paris, France, 438 rooms), Sheraton Maitland (Maitland, Florida, 396 rooms), Sheraton Carlsbad (Carlsbad, California, 350 rooms) and Four Points by Sheraton Shanghai Pudong (Shanghai, China, 340 rooms). Nine new hotels and resorts (representing approximately 1,500 rooms) entered the system, including the Sheraton Myrtle Beach Convention Center Hotel (Myrtle Beach, South Carolina, 402 rooms), and the Sheraton Oran Hotel & Towers (Oran, Algeria, 321 rooms). Ten properties (representing approximately 2,300 rooms) were removed from the system during the quarter (4 Sheratons, 3 Four Points, 2 Luxury Collection and 1 unbranded). The Company had approximately 200 hotels and approximately 53,000 rooms in its active global development pipeline at September 30, 2005, with roughly half of that number in international locations.
In September 2005, the Company opened its second Remede Spa in the St. Regis hotel in New York, and in October 2005 opened a new Bliss spa, its sixth overall, in the W Lakeshore hotel in Chicago.
In the fourth quarter of 2005 and in 2006, the Company plans to open 2 new Bliss spas in W hotels in Dallas and Los Angeles, and a new Remede Spa in the St. Regis hotel in San Francisco with several others in various planning stages.
Results for the Nine Months Ended September 30, 2005:
EPS from continuing operations was $1.18 compared to $1.21 in 2004. Excluding special items, EPS from continuing operations was $1.63 compared to $1.05 in 2004. Income from continuing operations was $264 million compared to

$258 million in 2004. Excluding special items, income from continuing operations was $364 million compared to $225 million in 2004. Net income (after discontinued operations) was $263 million and EPS was $1.18 compared to $295 million and $1.38, respectively, in 2004.
Cash flow from operations was $818 million compared to $377 million in 2004. Total Company Adjusted EBITDA was $1.026 billion compared to $823 million in 2004.
Capital:
Gross capital spending during the quarter included approximately $57 million in renovations of hotel assets including construction capital at the St. Regis in New York, New York, the Westin Long Beach in Long Beach, California, and the Sheraton Centre Toronto Hotel in Toronto, Canada. Investment spending on gross VOI inventory was $27 million, which was more than offset by cost of sales of $43 million tied to VOI sales during the quarter. The inventory spend included VOI construction at the Westin Ka’anapali Ocean Resort Villas in Maui, Hawaii, the Sheraton Vistana Villages in Orlando, Florida, and the Westin Kierland Villas in Scottsdale, Arizona. Additionally during the quarter, further investment spending of $85 million included the ongoing development of the St. Regis Museum Tower in San Francisco which will consist of 260 hotel rooms and 102 condominium units. Through September 30, 2005, the Company has invested $294 million in the St. Regis Museum Tower project, which, as discussed earlier, is expected to open in early November 2005. The Company expects to realize gross proceeds of approximately $245 million from the sale of the project’s condominiums and has recognized approximately $156 million in revenues to date.
Balance Sheet:
At September 30, 2005, the Company had total debt of $4.307 billion and cash and cash equivalents (including $262 million of restricted cash) of $1.171 billion, or net debt of $3.136 billion, compared to net debt of $3.460 billion at the end of the second quarter of 2005. In addition, the Company continues to have an investment in the senior debt of Le Meridien hotels and at September 30, 2005 the balance of that investment including accrued interest was $225 million.
At September 30, 2005, debt was approximately 78% fixed rate and 22% floating rate and its weighted average maturity was 4.4 years with a weighted average interest rate of 6.15%. The Company had cash (including total restricted cash) and availability under domestic and international revolving credit facilities of approximately $2.172 billion.
2005 Asset Sales

In the nine months ended September 30, 2005, in addition to the sale of three hotels in joint ventures that we hold minority interest in, the Company sold six wholly owned hotels for total cash proceeds of $132 million. In addition, the Company signed purchase and sale agreements for another three hotels for gross proceeds of approximately $334 million. These sales are expected to close before the end of 2005. The Company’s guidance for 2006 includes only management or franchise fees expected from these sold hotels.
Outlook:
All comments in the following paragraphs and certain comments in this release above are deemed to be forward-looking statements. These statements reflect expectations of the Company’s performance given its current base of assets and its current understanding of external economic and geo-political environments. Actual results may differ materially.
For the fourth quarter of 2005, if REVPAR at Same-Store Owned Hotels in North America increases approximately 10% – 12% versus the same period in 2004:
•	Adjusted EBITDA would be expected to be approximately $384 million, an increase of 17.4% when compared to $327 million in the same period of 2004.

•	Net income would be expected to be approximately $143 million, an increase of 16.3% when compared to income from continuing operations before special items in the fourth quarter of 2004.

•	EPS would be expected to be $0.64, an increase of 12.3% when compared to EPS from continuing operations before special items in the fourth quarter of 2004.
For the full year 2005, based on the fourth quarter 2005 assumptions above:
•	Full year revenues, including other revenues from managed and franchised properties, would be expected to be approximately $6.0 billion.

•	Full year Adjusted EBITDA would be expected to increase approximately 22.6% to approximately $1.410 billion, when compared to 2004 Adjusted EBITDA of $1.150 billion.

•	Full year net income before special items would be expected to be approximately $506 million at approximately a 24% effective tax rate, which assumes an annual dividend of $0.84 per Share (payable in January 2006), when compared to 2004 income from continuing operations before special items of approximately $348 million at a 13.9% effective tax rate.

•	Full year EPS before special items would be expected to increase approximately 40.1% to $2.27 when compared to 2004 EPS from continuing operations before special items of $1.62.

•	Full year capital expenditures (excluding timeshare inventory) would be approximately $550 million, including $300 million for maintenance, renovation and technology, approximately $100 million for the completion of the St. Regis San Francisco multi-use project under construction, and $150 million for other growth initiatives. Additionally, net capital expenditures for timeshare inventory would be approximately $100 million.

•	For the full year the Company expects cash interest expense of approximately $284 million and cash taxes of approximately $462 million.
For the full year 2006, if REVPAR at Same-Store Owned Hotels in North America increases approximately 8% – 10% versus the full year 2005:
•	Full year Adjusted EBITDA, after adjusting for 2005 asset sales that we believe would have contributed approximately $30 million of EBITDA in 2006, is expected to be approximately $1.560 billion, when compared to 2005 Adjusted EBITDA of $1.410 billion. The Adjusted EBITDA estimate includes margin improvement of approximately 200 basis points.

•	Full year income from continuing operations would be expected to be approximately $611 million at a 27% effective tax rate, which assumes an annual dividend of $0.84 per Share (payable in January 2007), when compared to 2005 net income before special items of approximately $506 million at a 24% effective tax rate.

•	Full year EPS would be expected to increase approximately 19% to $2.70 when compared to 2005 EPS before special items of $2.27.

•	The Company’s guidance for 2006 above excludes the impact of SFAS 123R which requires the Company to begin expensing options in 2006. Stock option expense is expected to be approximately $40 to $45 million on a pre-tax basis or $0.13 to $0.15 of EPS. While the Board of Directors has not made final decisions on stock based compensation for 2006, the guidance assumes a shift to more restricted stock which adds $10 to $15 million to restricted stock expense in the 2006 EBITDA guidance with a commensurate reduction in option expense.

•	The 2006 guidance also excludes the impact of the adoption of SFAS 152, Accounting for Real Estate Time-Sharing Transactions, which is expected to result in a one-time pre-tax charge of approximately $100 to $120 million in the first quarter of 2006.

•	The 2006 guidance also excludes transition costs associated with the Meridien transaction which is assumed to close by year end 2005.

Special Items:
The Company recorded net charges of $91 million (after-tax) for special items in the third quarter of 2005 compared to $20 million of net credits (after-tax) in the same period of 2004.
Special items in the third quarter of 2005 primarily relate to tax expense on the adoption of a plan to repatriate foreign earnings in accordance with the American Jobs Creation Act of 2004, additional tax expense related to the Company’s 1998 disposition of ITT World Directories and losses on the sale of two hotels.
The following represents a reconciliation of income from continuing operations before special items to income from continuing operations after special items (in millions, except per share data):

Three Months Ended			Nine Months Ended
September 30,			September 30,
2005	2004		2005	2004
$131	$85	Income from continuing operations before special items	$364	$225

$0.58	$0.40	EPS before special items	$1.63	$1.05

		Special Items
—	37	Restructuring and other special credits, net (a)	—	37
—	—	Adjustment to costs associated with construction remediation (b)	—	4
(16)	(4)	Loss on asset dispositions and impairments, net (c)	(32)	(8)

(16)	33	Total special items – pre-tax	(32)	33
6	(13)	Income tax benefit (expense) for special items (d)	11	(12)
(47)	—	Tax expense on repatriation of foreign earnings (e)	(47)	—
(34)	—	Reserves and settlements associated with tax matters (f)	(32)	12

(91)	20	Total special items – after-tax	(100)	33

$40	$105	Income from continuing operations	$264	$258

$0.18	$0.49	EPS including special items	$1.18	$1.21

(a)	During the three and nine months ended September 30, 2004, the Company reversed a $37 million reserve previously recorded through restructuring and other special credits due to a favorable judgment in a litigation matter.

(b)	Represents adjustments to the Company’s share of costs for construction remediation efforts at a property owned by a vacation ownership unconsolidated joint venture that were previously recorded in 2002.

(c)	For the three months ended September 30, 2005, primarily reflects the losses recorded on the sale of two hotels. For the nine months ended September 30, 2005, the loss also reflects impairment charges associated with the Sheraton hotel in Cancun, Mexico that is being partially demolished in order to build vacation ownership units. Loss of $4 million and $8 million for the three and nine months ended September 30, 2004, respectively, reflects impairment charges primarily associated with the Company’s investment in a joint venture that owns a hotel managed by the Company and the renovation of a portion of the W New York for the Bliss spa.

(d)	Represents taxes on special items at the Company’s incremental tax rate.

(e)	Represents tax expense associated with the adoption of a plan to repatriate foreign earnings, in accordance with the American Jobs Creation Act of 2004.

(f)	The Company recorded a tax charge of approximately $40 million for the three and nine months ended September 30, 2005 to increase its tax reserves relating to the Company’s 1998 disposition of World Directories as a result of a recent United States Tax Court decision against another taxpayer. This amount also includes tax refunds of $6 million and $8 million in the three and nine months ended September 30, 2005, respectively, related to tax years prior to the 1995 split-up of ITT Corporation. Tax benefit of $12 million in the nine months ended September 30, 2004 reflects the favorable results of certain changes to the Federal tax rules.
The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Starwood will be conducting a conference call to discuss the third quarter financial results at 10:30 a.m. (EDT) today. The conference call will be available through simultaneous webcast in the Investor Relations/Press Releases section of the Company’s website at www.starwoodhotels.com. A replay of the conference call will also be available from 1:30 p.m. (EDT) today through Wednesday, November 2 at 12:00 midnight (EDT) on both the Company’s website and via telephone replay at (719) 457-0820 (access code 9041603).
Definitions:
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations. All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s ability to service debt, fund capital expenditures, pay income taxes and pay cash distributions. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as the special items described on page 9 of this release and/or revenues and costs and expenses from hotels sold, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also used Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA; however, the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The

Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.
All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding hotels sold to date, undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or hurricane damage.) REVPAR is defined as revenue per available room. ADR is defined as average daily rate.
All references to contract sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with approximately 750 properties in more than 80 countries and 120,000 employees at its owned and managed properties. With internationally renowned brands, Starwood® corporation is a fully integrated owner, operator and franchisor of hotels and resorts including: St. Regis®, The Luxury Collection®, Sheraton®, Westin®, Four Points® by Sheraton, and W®, Hotels and Resorts as well as Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.
** Please contact Starwood’s new, toll-free media hotline at
(866) 4-STAR-PR
(866-478-2777) for photography or additional information.**
  Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the prospects for improved performance internationally, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate and the hotel and vacation ownership businesses, operating risks associated with the hotel and vacation ownership businesses, relationships with associates, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions, and other circumstances and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per Share data)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%				%
2005	2004	Variance		2005	2004	Variance
			Revenues
$871	$811	7.4	Owned, leased and consolidated joint venture hotels	$2,623	$2,448	7.1
233	175	33.1	Vacation ownership and residential sales and services	697	443	57.3
126	105	20.0	Management fees, franchise fees and other income	349	299	16.7
266	245	8.6	Other revenues from managed and franchised properties (a)	792	736	7.6

1,496	1,336	11.9		4,461	3,926	13.6
			Costs and Expenses
646	617	(4.7)	Owned, leased and consolidated joint venture hotels	1,962	1,864	(5.3)
169	132	(28.0)	Vacation ownership and residential	503	334	(50.6)
98	74	(32.4)	Selling, general, administrative and other	274	244	(12.3)
—	(37)	(100.0)	Restructuring and other special credits, net	—	(37)	(100.0)
99	103	3.9	Depreciation	305	306	0.3
4	4	—	Amortization	13	13	—
266	245	(8.6)	Other expenses from managed and franchised properties (a)	792	736	(7.6)

1,282	1,138	(12.6)		3,849	3,460	(11.2)
214	198	8.1	Operating income	612	466	31.3
—	3	(100.0)	Gain on sale of VOI notes receivable	—	11	(100.0)
9	6	50.0	Equity earnings from unconsolidated ventures, net	40	22	81.8
(59)	(64)	7.8	Interest expense, net of interest income of $6, $1, $11 and $2	(181)	(193)	6.2
(16)	(4)	n/m	Loss on asset dispositions and impairments, net	(32)	(8)	n/m

148	139	6.5	Income from continuing operations before taxes and minority equity	439	298	47.3
(60)	(34)	(76.5)	Income tax expense	(128)	(41)	n/m
(47)	—	n/m	Tax expense on repatriation of foreign earnings	(47)	—	n/m
(1)	—	n/m	Minority equity in net (income) loss	—	1	(100.0)

40	105	(61.9)	Income from continuing operations	264	258	2.3
			Discontinued operations:
(1)	—	n/m	Loss from operations (b)	(1)	—	n/m
—	2	(100.0)	Gain on disposition (c)	—	37	(100.0)

$39	$107	(63.6)	Net income	$263	$295	(10.8)

			Earnings Per Share — Basic
$0.19	$0.51	(62.7)	Continuing operations	$1.22	$1.25	(2.4)
(0.01)	0.01	n/m	Discontinued operations	—	0.18	(100.0)

$0.18	$0.52	(65.4)	Net income	$1.22	$1.43	(14.7)

			Earnings Per Share — Diluted
$0.18	$0.49	(63.3)	Continuing operations	$1.18	$1.21	(2.5)
(0.01)	0.01	n/m	Discontinued operations	—	0.17	(100.0)

$0.17	$0.50	(66.0)	Net income	$1.18	$1.38	(14.5)

218	208		Weighted average number of Shares	216	207

226	215		Weighted average number of Shares assuming dilution	223	214

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

(b)	2005 activity represents a sales and use tax assessment related to the Company’s gaming business disposed of in 1999 for periods prior to its disposition.

(c)	2004 activity represents the reversal of reserves that are no longer required as the related contingencies have been resolved and the favorable resolution of certain tax matters related to the 1999 divestiture of the Company’s gaming business.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	September 30,	December 31,
	2005	2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$909	$326
Restricted cash	251	347
Accounts receivable, net of allowance for doubtful accounts of $58 and $58	642	482
Inventories	281	371
Prepaid expenses and other	187	157

Total current assets	2,270	1,683
Investments	408	453
Plant, property and equipment, net	6,777	6,997
Goodwill and intangible assets, net	2,539	2,544
Other assets (a)	745	621

	$12,739	$12,298

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$604	$619
Accounts payable	149	200
Accrued expenses	802	872
Accrued salaries, wages and benefits	262	299
Accrued taxes and other	471	138

Total current liabilities	2,288	2,128
Long-term debt (b)	3,703	3,823
Deferred income taxes	611	880
Other liabilities	682	652

	7,284	7,483
Minority interest	25	27
Exchangeable units and Class B preferred shares, at redemption value of $38.50	—	—

Commitments and contingencies
Stockholders’ equity:
Class A exchangeable preferred shares of the Trust; $0.01 par value; authorized 30,000,000 shares; outstanding 562,222 and 597,825 shares at September 30, 2005 and December 31, 2004, respectively	—	—
Corporation common stock; $0.01 par value; authorized 1,050,000,000 shares; outstanding 219,272,686 and 208,730,800 shares at September 30, 2005 and December 31, 2004, respectively	2	2
Trust Class B shares of beneficial interest; $0.01 par value; authorized 1,000,000,000 shares; outstanding 219,272,686 and 208,730,800 shares at September 30, 2005 and December 31, 2004, respectively	2	2
Additional paid-in capital	5,593	5,121
Deferred compensation	(64)	(14)
Accumulated other comprehensive loss	(298)	(255)
Retained earnings (accumulated deficit)	195	(68)

Total stockholders’ equity	5,430	4,788

	$12,739	$12,298

(a)	Includes restricted cash of $11 million and $10 million at September 30, 2005 and December 31, 2004, respectively.

(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $421 million and $438 million at September 30, 2005 and December 31, 2004, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Historical Data
(in millions)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%				%
2005	2004	Variance		2005	2004	Variance
			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$39	$107	(63.6)	Net income	$263	$295	(10.8)
70	68	(2.9)	Interest expense(a)	207	209	1.0
106	35	n/m	Income tax expense(b)	174	8	n/m
108	111	2.7	Depreciation(c)	330	330	—
6	6	—	Amortization (d)	18	18	—

329	327	0.6	EBITDA	992	860	15.3
—	—	—	Adjustment to costs associated with construction remediation	—	(4)	(100.0)
16	4	n/m	Loss on asset dispositions and impairments, net	32	8	n/m
—	(37)	(100.0)	Restructuring and other special credits, net	—	(37)	(100.0)
2	(3)	n/m	Discontinued operations(e)	2	(4)	n/m

$347	$291	19.2	Adjusted EBITDA	$1,026	$823	24.7

(a)	Includes $5 and $3 million of interest expense related to unconsolidated joint ventures for the three months ended September 30, 2005 and 2004, respectively, and $15 and $14 million for the nine months ended September 30, 2005 and 2004, respectively.

(b)	Includes $47 million of tax expense on the repatriation of foreign earnings for the three and nine months ended September 30, 2005. Also includes $(1) and $1 million of tax expense (benefit) recorded in discontinued operations for the three months ended September 30, 2005 and 2004, respectively, and $(1) and $(33) million for the nine months ended September 30, 2005 and 2004, respectively.

(c)	Includes $9 and $8 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended September 30, 2005 and 2004, respectively, and $25 and $24 million for the nine months ended September 30, 2005 and 2004, respectively.

(d)	Includes $2 and $2 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended September 30, 2005 and 2004, respectively, and $5 and $5 million for the nine months ended September 30, 2005 and 2004, respectively.

(e)	Excludes the taxes already added back as noted in (b) above.

Three Months Ended			Nine Months
September 30,			Ended September 30,
2005	2004		2005	2004
		Cash Flow Data
$39	$107	Net income	$263	$295
		Exclude:
1	(2)	Discontinued operations, net	1	(37)

40	105	Income from continuing operations	264	258
258	(67)	(Increase) decrease in restricted cash	97	(197)
290	157	Adjustments to income from continuing operations, changes in working capital, and other	457	315

588	195	Cash from continuing operations	818	376
—	—	Cash from discontinued operations	—	1

$588	$195	Cash from operating activities	$818	$377

$(103)	$(80)	Cash used for investing activities	$(254)	$(324)

$45	$(50)	Cash from (used for) financing activities	$34	$(251)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance
(In millions)

Year Ended
December 31, 2005
Net income before special items	$506
Special items (see page 9)	(100)

Net income	$406

EPS before special items	$2.27
Special items (see page 9)	(0.45)

EPS	$1.82

Three Months Ended		Year Ended December 31,
December 31, 2005		2005	2006
$143	Net Income	$406	$611
77	Interest expense	284	270
48	Income tax expense	222	226
116	Depreciation and amortization	464	453

384	EBITDA	1,376	1,560
—	Loss on asset dispositions and impairments, net	32	—
—	Discontinued operations	2	—

$384	Adjusted EBITDA	$1,410	$1,560

Three Months Ended		Year Ended
December 31, 2004		December 31, 2004

$100	Net income	$395
66	Interest expense	275
26	Income tax expense	34
115	Depreciation	445
8	Amortization	26

315	EBITDA	1,175
25	Loss on asset dispositions and impairments, net	33
(13)	Discontinued operations	(17)
—	Restructuring and other special credits, net	(37)
—	Adjustment to costs associated with construction remediation	(4)

$327	Adjusted EBITDA	$1,150

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Same-Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same-Store Owned Hotels (1)			%
2005	2004	Variance	Worldwide	2005	2004	Variance
			Revenue
$848	$769	10.3	Same-Store Owned Hotels	$2,498	$2,299	8.7
3	17	(82.4)	Hotels Sold or Closed in 2005 and 2004 (7 hotels)	27	52	(48.1)
15	20	(25.0)	Hotels Without Comparable Results (7 hotels)	92	91	1.1
5	5	—	Other ancillary hotel operations	6	6	—

$871	$811	7.4	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$2,623	$2,448	7.1

			Costs and Expenses
$624	$583	(7.0)	Same-Store Owned Hotels	$1,864	$1,750	(6.5)
2	15	86.7	Hotels Sold or Closed in 2005 and 2004 (7 hotels)	23	44	47.7
18	17	(5.9)	Hotels Without Comparable Results (7 hotels)	72	66	(9.1)
2	2	—	Other ancillary hotel operations	3	4	25.0

$646	$617	(4.7)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,962	$1,864	(5.3)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same-Store Owned Hotels			%
2005	2004	Variance	North America	2005	2004	Variance
			Revenue
$613	$553	10.9	Same-Store Owned Hotels	$1,799	$1,665	8.0
3	12	(75.0)	Hotels Sold or Closed in 2005 and 2004 (6 hotels)	23	38	(39.5)
14	16	(12.5)	Hotels Without Comparable Results (6 hotels)	80	78	2.6

$630	$581	8.4	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,902	$1,781	6.8

			Costs and Expenses
$454	$423	(7.4)	Same-Store Owned Hotels	$1,342	$1,272	(5.5)
2	11	81.8	Hotels Sold or Closed in 2005 and 2004 (6 hotels)	18	32	43.8
17	14	(21.4)	Hotels Without Comparable Results (6 hotels)	65	57	(14.0)

$473	$448	(5.6)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,425	$1,361	(4.7)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same-Store Owned Hotels			%
2005	2004	Variance	International	2005	2004	Variance
			Revenue
$235	$216	8.8	Same-Store Owned Hotels	$699	$634	10.3
—	5	(100.0)	Hotels Sold or Closed in 2005 and 2004 (1 hotel)	4	14	(71.4)
1	4	(75.0)	Hotels Without Comparable Results (1 hotel)	12	13	(7.7)
5	5	—	Other ancillary hotel operations	6	6	—

$241	$230	4.8	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$721	$667	8.1

			Costs and Expenses
$170	$160	(6.3)	Same-Store Owned Hotels	$522	$478	(9.2)
—	4	100.0	Hotels Sold or Closed in 2005 and 2004 (1 hotel)	5	12	58.3
1	3	66.7	Hotels Without Comparable Results (1 hotel)	7	9	22.2
2	2	—	Other ancillary hotel operations	3	4	25.0

$173	$169	(2.4)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$537	$503	(6.8)

(1)	Same-Store Owned Hotel Results exclude 7 hotels sold or closed in 2005 and 2004 and 7 hotels without comparable results.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same-Store Owned Hotels (1)
For the Three Months Ended
September 30, 2005
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL (2)
	2005	2004	Var.	2005	2004	Var.	2005	2004	Var.
	128 Hotels			85 Hotels			43 Hotels
SAME-STORE OWNED HOTELS
REVPAR ($)	126.76	113.29	11.9%	127.00	112.22	13.2%	126.09	116.37	8.4%
ADR ($)	171.69	158.17	8.5%	165.65	150.49	10.1%	191.79	184.02	4.2%
OCCUPANCY (%)	73.8%	71.6%	2.2	76.7%	74.6%	2.1	65.7%	63.2%	2.5

		56			34			22

SHERATON
REVPAR ($)	105.60	95.78	10.3%	114.87	103.72	10.8%	85.94	79.01	8.8%
ADR ($)	147.38	136.40	8.0%	151.26	138.35	9.3%	137.41	131.30	4.7%
OCCUPANCY (%)	71.6%	70.2%	1.4	75.9%	75.0%	0.9	62.5%	60.2%	2.3

		36			22			14

WESTIN
REVPAR ($)	132.48	120.07	10.3%	117.49	106.35	10.5%	179.93	163.32	10.2%
ADR ($)	177.29	164.36	7.9%	154.43	141.36	9.2%	255.42	246.80	3.5%
OCCUPANCY (%)	74.7%	73.1%	1.6	76.1%	75.2%	0.9	70.4%	66.2%	4.2

		9			3			6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	239.32	215.30	11.2%	201.11	165.34	21.6%	293.93	290.39	1.2%
ADR ($)	372.22	363.58	2.4%	318.04	292.31	8.8%	446.63	459.46	(2.8%)
OCCUPANCY (%)	64.3%	59.2%	5.1	63.2%	56.6%	6.6	65.8%	63.2%	2.6

		10			10

W
REVPAR ($)	202.21	162.38	24.5%	202.21	162.38	24.5%
ADR ($)	246.66	214.15	15.2%	246.66	214.15	15.2%
OCCUPANCY (%)	82.0%	75.8%	6.2	82.0%	75.8%	6.2

		17			16			1

OTHER
REVPAR ($)	106.43	95.90	11.0%	105.72	95.78	10.4%	110.56	96.62	14.4%
ADR ($)	132.95	124.84	6.5%	131.83	126.86	3.9%	139.49	114.35	22.0%
OCCUPANCY (%)	80.1%	76.8%	3.3	80.2%	75.5%	4.7	79.3%	84.5%	(5.2)

(1)	Hotel Results exclude 7 hotels sold or closed and 6 hotels without comparable results during 2004 and 2005

(2)	See next page for breakdown by division

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same-Store Owned Hotels (1)
For the Three Months Ended
September 30, 2005
UNAUDITED

	EUROPE			LATIN AMERICA			ASIA PACIFIC
	2005	2004	Var.	2005	2004	Var.	2005	2004	Var.
	28 Hotels			11 Hotels			4 Hotels
SAME-STORE OWNED HOTELS
REVPAR ($)	175.42	164.10	6.9%	59.38	50.22	18.2%	115.11	109.03	5.6%
ADR ($)	253.15	248.43	1.9%	102.98	93.98	9.6%	156.56	139.44	12.3%
OCCUPANCY (%)	69.3%	66.1%	3.2	57.7%	53.4%	4.3	73.5%	78.2%	(4.7)

		11			8			3

SHERATON
REVPAR ($)	112.51	105.99	6.2%	52.71	43.55	21.0%	117.90	116.63	1.1%
ADR ($)	161.66	154.75	4.5%	97.55	89.82	8.6%	168.41	156.93	7.3%
OCCUPANCY (%)	69.6%	68.5%	1.1	54.0%	48.5%	5.5	70.0%	74.3%	(4.3)

		11			3

WESTIN
REVPAR ($)	216.09	196.51	10.0%	84.67	75.56	12.1%
ADR ($)	308.36	307.66	0.2%	118.57	104.58	13.4%
OCCUPANCY (%)	70.1%	63.9%	6.2	71.4%	72.3%	(0.9)

		6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	293.93	290.39	1.2%
ADR ($)	446.63	459.46	(2.8%)
OCCUPANCY (%)	65.8%	63.2%	2.6

								1

OTHER
REVPAR ($)							110.56	96.62	14.4%
ADR ($)							139.49	114.35	22.0%
OCCUPANCY (%)							79.3%	84.5%	(5.2)

(1)	Hotel Results exclude 7 hotels sold or closed and 6 hotels without comparable results during 2004 and 2005

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same-Store Owned Hotels (1)
For the Three Months Ended
September 30, 2005
UNAUDITED ($ thousands except variances)

	WORLDWIDE(2)			NORTH AMERICA (2)			INTERNATIONAL(3)
	2005	2004	Var.	2005	2004	Var.	2005	2004	Var.
	128 Hotels			85 Hotels			43 Hotels
SAME-STORE OWNED HOTELS
Total REVENUE	848,071	768,811	10.3%	612,926	552,764	10.9%	235,145	216,047	8.8%
Total EXPENSE	624,168	583,472	(7.0%)	454,523	423,369	(7.4%)	169,644	160,103	(6.0%)

		56			34			22

SHERATON
REVENUE	341,211	315,104	8.3%	238,934	221,665	7.8%	102,277	93,439	9.5%
EXPENSE	249,234	235,068	(6.0%)	173,201	164,065	(5.6%)	76,033	71,003	(7.1%)

		36			22			14

WESTIN
REVENUE	268,047	242,290	10.6%	177,153	160,115	10.6%	90,894	82,175	10.6%
EXPENSE	194,249	181,798	(6.8%)	130,014	121,931	(6.6%)	64,235	59,867	(7.3%)

		9			3			6

ST. REGIS/LUXURY COLLECTION
REVENUE	77,232	72,190	7.0%	44,233	39,749	11.3%	32,999	32,441	1.7%
EXPENSE	61,559	58,838	(4.6%)	40,386	37,044	(9.0%)	21,173	21,794	2.8%

		10			10

W(2)
REVENUE	99,977	82,683	20.9%	99,977	82,683	20.9%
EXPENSE	72,805	65,716	(10.8%)	72,805	65,716	(10.8%)

		17			16			1

OTHER
REVENUE	61,604	56,544	8.9%	52,629	48,552	8.4%	8,975	7,992	12.3%
EXPENSE	46,321	42,052	(10.2%)	38,118	34,613	(10.1%)	8,203	7,439	(10.3%)

(1)	Hotel Results exclude 7 hotels sold or closed and 6 hotels without comparable results during 2004 and 2005

(2)	Includes lease expense of $4,288 in 2005 and 2004 related to the lease of the W Times Square in New York

(3)	See next page for breakdown by division

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same-Store Owned Hotels (1)
For the Three Months Ended
September 30, 2005
UNAUDITED ($ thousands except variances)

	EUROPE			LATIN AMERICA			ASIA PACIFIC
	2005	2004	Var.	2005	2004	Var.	2005	2004	Var.
	28 Hotels			11 Hotels			4 Hotels

SAME-STORE OWNED HOTELS
Total REVENUE	162,546	152,450	6.6%	42,802	36,003	18.9%	29,797	27,594	8.0%
Total EXPENSE	116,316	112,547	(3.3%)	30,840	27,270	(13.1%)	22,488	20,286	(10.9%)

		11			8			3

SHERATON
REVENUE	52,354	49,376	6.0%	29,101	24,461	19.0%	20,822	19,602	6.2%
EXPENSE	40,686	39,985	(1.8%)	21,062	18,171	(15.9%)	14,285	12,847	(11.2%)

		11			3

WESTIN
REVENUE	77,193	70,633	9.3%	13,701	11,542	18.7%
EXPENSE	54,457	50,768	(7.3%)	9,778	9,099	(7.5%)

		6

ST. REGIS/LUXURY COLLECTION
REVENUE	32,999	32,441	1.7%
EXPENSE	21,173	21,794	2.8%

								1

OTHER
REVENUE							8,975	7,992	12.3%
EXPENSE							8,203	7,439	(10.3%)

(1)	Hotel Results exclude 7 hotels sold or closed and 6 hotels without comparable results during 2004 and 2005

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same-Store Owned Hotels (1)
For the Nine Months Ended
September 30, 2005
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL (2)
	2005	2004	Var.	2005	2004	Var.	2005	2004	Var.
		127 Hotels			84 Hotels			43 Hotels

SAME-STORE OWNED HOTELS
REVPAR ($)	123.31	110.67	11.4%	122.04	109.46	11.5%	126.92	114.13	11.2%
ADR ($)	172.86	160.64	7.6%	167.10	153.41	8.9%	190.84	184.31	3.5%
OCCUPANCY (%)	71.3%	68.9%	2.4	73.0%	71.4%	1.6	66.5%	61.9%	4.6

		55			33			22

SHERATON
REVPAR ($)	100.83	91.89	9.7%	106.15	97.43	9.0%	89.79	80.42	11.7%
ADR ($)	145.99	136.32	7.1%	149.01	136.76	9.0%	139.10	135.23	2.9%
OCCUPANCY (%)	69.1%	67.4%	1.7	71.2%	71.2%	0.0	64.5%	59.5%	5.0

		36			22			14

WESTIN
REVPAR ($)	134.15	120.30	11.5%	119.68	107.99	10.8%	180.86	159.73	13.2%
ADR ($)	179.55	167.14	7.4%	157.31	145.59	8.1%	257.17	245.92	4.6%
OCCUPANCY (%)	74.7%	72.0%	2.7	76.1%	74.2%	1.9	70.3%	65.0%	5.3

		9			3			6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	260.27	233.95	11.3%	253.39	218.74	15.8%	270.11	256.82	5.2%
ADR ($)	396.34	386.69	2.5%	362.02	344.05	5.2%	454.05	459.62	(1.2%)
OCCUPANCY (%)	65.7%	60.5%	5.2	70.0%	63.6%	6.4	59.5%	55.9%	3.6

		10			10

W
REVPAR ($)	188.49	158.12	19.2%	188.49	158.12	19.2%
ADR ($)	244.14	216.53	12.8%	244.14	216.53	12.8%
OCCUPANCY (%)	77.2%	73.0%	4.2	77.2%	73.0%	4.2

		17			16			1

OTHER
REVPAR ($)	89.70	80.67	11.2%	86.21	77.53	11.2%	109.89	98.90	11.1%
ADR ($)	127.81	119.78	6.7%	125.59	119.95	4.7%	138.95	119.00	16.8%
OCCUPANCY (%)	70.2%	67.3%	2.9	68.6%	64.6%	4.0	79.1%	83.1%	(4.0)

(1)	Hotel Results exclude 7 hotels sold or closed and 7 hotels without comparable results during 2004 and 2005

(2)	See next page for breakdown by division

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same-Store Owned Hotels (1)
For the Nine Months Ended
September 30, 2005
UNAUDITED

	EUROPE			LATIN AMERICA			ASIA PACIFIC
	2005	2004	Var.	2005	2004	Var.	2005	2004	Var.
		28 Hotels			11 Hotels			4 Hotels

SAME-STORE OWNED HOTELS
REVPAR ($)	170.97	156.05	9.6%	68.59	57.89	18.5%	116.64	105.21	10.9%
ADR ($)	255.98	249.22	2.7%	108.50	103.53	4.8%	157.58	140.28	12.3%
OCCUPANCY (%)	66.8%	62.6%	4.2	63.2%	55.9%	7.3	74.0%	75.0%	(1.0)

		11			8			3

SHERATON
REVPAR ($)	116.41	106.52	9.3%	57.10	48.77	17.1%	120.78	109.09	10.7%
ADR ($)	169.03	164.28	2.9%	97.04	94.60	2.6%	170.31	155.75	9.3%
OCCUPANCY (%)	68.9%	64.8%	4.1	58.8%	51.6%	7.2	70.9%	70.0%	0.9

		11			3

WESTIN
REVPAR ($)	207.66	185.69	11.8%	112.21	92.53	21.3%
ADR ($)	311.73	299.29	4.2%	140.57	127.66	10.1%
OCCUPANCY (%)	66.6%	62.0%	4.6	79.8%	72.5%	7.3

		6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	270.11	256.82	5.2%
ADR ($)	454.05	459.62	(1.2%)
OCCUPANCY (%)	59.5%	55.9%	3.6

								1

OTHER
REVPAR ($)							109.89	98.90	11.1%
ADR ($)							138.95	119.00	16.8%
OCCUPANCY (%)							79.1%	83.1%	(4.0)

(1)	Hotel Results exclude 7 hotels sold or closed and 7 hotels without comparable results during 2004 and 2005

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same-Store Owned Hotels (1)
For the Nine Months Ended
September 30, 2005
UNAUDITED ($ thousands except variances)

	WORLDWIDE(2)			NORTH AMERICA(2)			INTERNATIONAL(3)
	2005	2004	Var.	2005	2004	Var.	2005	2004	Var.
	127 Hotels			84 Hotels			43 Hotels

SAME-STORE OWNED HOTELS
Total REVENUE	2,498,380	2,299,176	8.7%	1,798,755	1,665,250	8.0%	699,625	633,926	10.4%
Total EXPENSE	1,864,091	1,749,678	(6.5%)	1,342,264	1,271,410	(5.6%)	521,827	478,267	(9.1)%

		55			33			22

SHERATON
REVENUE	973,977	915,620	6.4%	660,184	633,345	4.2%	313,793	282,275	11.2%
EXPENSE	731,529	689,020	(6.2%)	494,558	477,154	(3.6%)	236,971	211,866	(11.8)%

		36			22			14

WESTIN
REVENUE	824,520	747,143	10.4%	555,752	506,254	9.8%	268,768	240,889	11.6%
EXPENSE	594,136	554,577	(7.1%)	397,893	373,866	(6.4%)	196,243	180,711	(8.6%)

		9			3			6

ST. REGIS/LUXURY COLLECTION
REVENUE	261,899	246,837	6.1%	171,027	160,008	6.9%	90,872	86,829	4.7%
EXPENSE	197,346	189,268	(4.3%)	132,826	125,775	(5.6%)	64,520	63,493	(1.6%)

		10			10

W(3)
REVENUE	278,331	242,083	15.0%	278,331	242,083	15.0%
EXPENSE	211,247	196,125	(7.7%)	211,247	196,125	(7.7%)

		17			16			1

OTHER
REVENUE	159,653	147,493	8.2%	133,461	123,560	8.0%	26,192	23,933	9.4%
EXPENSE	129,833	120,688	(7.6%)	105,740	98,491	(7.4%)	24,093	22,197	(8.5%)

(1)	Hotel Results exclude 7 hotels sold or closed and 7 hotels without comparable results during 2004 and 2005

(2)	Includes lease expense of $12,863 in 2005 and 2004 related to the lease of the W Times Square in New York

(3)	See next page for breakdown by division

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same-Store Owned Hotels (1)
For the Nine Months Ended
September 30, 2005
UNAUDITED ($ thousands except variances)

	EUROPE			LATIN AMERICA			ASIA PACIFIC
	2005	2004	Var.	2005	2004	Var.	2005	2004	Var.
	28 Hotels			11 Hotels			4 Hotels

SAME-STORE OWNED HOTELS
Total REVENUE	470,684	435,574	8.1%	142,086	119,656	18.7%	86,855	78,696	10.4%
Total EXPENSE	362,299	337,740	(7.2%)	93,683	80,897	(15.8%)	65,845	59,630	(10.4%)

		11			8			3

SHERATON
REVENUE	162,646	149,568	8.7%	90,484	77,944	16.1%	60,663	54,763	10.8%
EXPENSE	132,536	121,309	(9.3%)	62,683	53,124	(18.0%)	41,752	37,433	(11.5%)

		11			3

WESTIN
REVENUE	217,166	199,177	9.0%	51,602	41,712	23.7%
EXPENSE	165,243	152,938	(8.0%)	31,000	27,773	(11.6%)

		6

ST. REGIS/LUXURY COLLECTION
REVENUE	90,872	86,829	4.7%
EXPENSE	64,520	63,493	(1.6%)

								1

OTHER
REVENUE							26,192	23,933	9.4%
EXPENSE							24,093	22,197	(8.5%)

(1)	Hotel Results exclude 7 hotels sold or closed and 7 hotels without comparable results during 2004 and 2005

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Debt Portfolio Summary
As of September 30, 2005
UNAUDITED

	Interest	Balance		Interest	Avg Maturity
Debt	Terms	(in millions)	% of Portfolio	Rate	(in years)
Floating Rate Debt:

Senior credit facility
Revolving credit facility	Various + 125	$9	0%	4.15%	1.0
Term loan	LIBOR + 125	475	11%	5.11%	0.9

		484	11%	5.10%	0.9

Mortgages and other	Various	183	4%	5.27%	2.0

Interest rate swaps	LIBOR + 423	300	7%	8.30%

Total Floating		967	22%	6.12%	1.2

Fixed Rate Debt:

Sheraton Holding public debt (1)		1,049	24%	6.00%	7.2

Senior notes (2)		1,500	35%	6.70%	4.2

Convertible debt		360	8%	3.50%	0.6

Mortgages and other		731	18%	7.26%	5.5

Interest rate swaps		(300)	(7%)	7.88%

Total Fixed		3,340	78%	6.15%	5.0

Total Debt		$4,307	100%	6.15%	4.4

(1)	Balance consists of outstanding public debt of $1.048 billion and a $1 million fair value adjustment related to the unamortized gain on fixed to floating interest rate swaps terminated in September 2002 and March 2004.

(2)	Balance consists of outstanding public debt of $1.497 billion and a $22 million fair value adjustment related to the unamortized gain on fixed to floating interest rate swaps terminated in September 2002 and March 2004 and a ($19) million fair value adjustment related to current fixed to floating interest rate swaps.

Maturities
<1 year	$604
1-3 years	1,624
4-5 years	480
>5 years	1,599

$4,307

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of September 30, 2005
UNAUDITED ($ millions)
Properties without comparable results in 2005:

Property	Location
Sheraton Kauai	Koloa, HI
St. Regis Aspen	Aspen, CO
Paradise Streams Caesars	Mt. Pocono, PA
Shertaton Cancun	Cancun, Mexico
W New Orleans — French Quarter	New Orleans, LA
W New Orleans	New Orleans, LA
Sheraton Suites Key West	Key West, FL
Properties sold or closed in 2005 and 2004:

Property	Location
Sheraton Denver Tech Center	Englewood, CO
Deerfield Hilton	Ft. Lauderdale, FL
Rancho Bernardo Four Points by Sheraton	Rancho Bernardo, CA
Sheraton Lisboa Hotel & Towers	Lisbon, Portugal
Raphael	Chicago, IL
Sheraton Chapel Hill	Chapel Hill, NC
St. Regis Washington, DC	Washington, DC
Selected Balance Sheet and Cash Flow Items:

Cash and cash equivalents (including restricted cash of $262 million)	$1,171
Debt	$4,307
Revenues and Expenses Associated with Assets Sold in 2005 or Expected to be Sold in the Fourth Quarter (1):

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold in 2005:
2005
Revenues	$13	$11	$3	$—	$27
Expenses	$12	$8	$2	$—	$22

2004
Revenues	$14	$19	$16	$16	$65
Expenses	$13	$14	$13	$14	$54

Hotels with a Signed Purchase & Sale Agreement:
2005
Revenues	$15	$21	$18	$—	$54
Expenses	$11	$13	$11	$—	$35

2004
Revenues	$15	$19	$17	$17	$68
Expenses	$11	$12	$11	$12	$46

(1)	Results consist of 6 hotels sold in 2005 and 3 hotels for which we have signed a Purchase & Sale agreement. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2005 and 2004.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three and Nine Months Ended September 30, 2005
UNAUDITED ($ millions)

	Q3	YTD
Capital Expenditures:
Owned, Leased and Consolidated Joint Venture Hotels	57	183
Corporate/IT	13	29

Subtotal	70	212

Vacation Ownership Capital Expenditures:
Capital expenditures (includes land acquisitions)	80	88
Net capital expenditures for inventory (1)	(16)	(36)

Subtotal	64	52

Development Capital	85	183

Total Capital Expenditures	219	447

(1)	Represents gross inventory capital expenditures of $27 and $100 in the three and nine months ended September 30, 2005, respectively, less cost of sales of $43 and $136 in the three and nine months ended September 30, 2005, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Summary of Portfolio by Properties & Rooms
As of September 30, 2005
UNAUDITED

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	35	16,049	11	3,074	7	3,235	3	1,028	56	23,386
Westin	22	10,359	11	2,372	3	901	—	—	36	13,632
Four Points	6	1,153	—	—	—	—	1	630	7	1,783
W	12	4,294	—	—	—	—	—	—	12	4,294
Luxury Collection	1	654	5	638	2	320	—	—	8	1,612
St. Regis	3	667	1	161	—	—	—	—	4	828
Other	11	2,634	—	—	—	—	—	—	11	2,634

Total Owned	90	35,810	28	6,245	12	4,456	4	1,658	134	48,169

Managed & UJV
Sheraton	41	20,565	73	21,483	11	2,140	46	16,416	171	60,604
Westin	37	20,893	7	1,869	—	—	12	4,935	56	27,697
Four Points	1	475	7	1,019	2	263	2	387	12	2,144
W	5	904	—	—	1	237	2	353	8	1,494
Luxury Collection	6	1,404	6	942	8	188	—	—	20	2,534
St. Regis	3	596	1	95	—	—	2	591	6	1,282
Other	2	2,705	—	—	—	—	2	296	4	3,001

Total Managed & UJV	95	47,542	94	25,408	22	2,828	66	22,978	277	98,756

Franchised
Sheraton	113	35,787	29	6,953	3	1,074	17	6,050	162	49,864
Westin	18	7,289	3	1,141	3	598	5	1,226	29	10,254
Four Points	91	15,861	11	1,482	9	1,350	1	126	112	18,819
Luxury Collection	1	249	12	1,354	—	—	—	—	13	1,603

Total Franchised	223	59,186	55	10,930	15	3,022	23	7,402	316	80,540

Systemwide
Sheraton	189	72,401	113	31,510	21	6,449	66	23,494	389	133,854
Westin	77	38,541	21	5,382	6	1,499	17	6,161	121	51,583
Four Points	98	17,489	18	2,501	11	1,613	4	1,143	131	22,746
W	17	5,198	—	—	1	237	2	353	20	5,788
Luxury Collection	8	2,307	23	2,934	10	508	—	—	41	5,749
St. Regis	6	1,263	2	256	—	—	2	591	10	2,110
Other	13	5,339	—	—	—	—	2	296	15	5,635

Total Systemwide	408	142,538	177	42,583	49	10,306	93	32,038	727	227,465